EXHIBIT 99.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the revised annual report of Thunder Mountain Gold, Inc. (the "Company") on Form 10-KSB/A for the period ended December 31, 2001 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robin S. McRae, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and,

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Robin S. McRae

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Robin  S.  McRae

Secretary/Treasurer and Director and Chief Financial Officer

Date: April 18, 2003